UMB Financial Corporation News Release

P.O. Box 419226

Kansas City, MO 64141-6226

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Corporate Communication Contact: Jeremy McNeive, 816-860-5088

Investor Relations Contact: Begonya Klumb, 816-860-7906

UMB Financial Corporation Reports Fourth Quarter and Year-End Results

31.5 Percent Increase in Year-Over-Year Earnings

Kansas City, Mo. (January 24, 2006) -- UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, announced earnings of $56.3 million or $2.61 per share ($2.60 diluted) for the year ended December 31, 2005. This is an increase of $13.5 million, or 31.5 percent, compared to 2004 earnings of $42.8 million, or $1.98 per share ($1.97 diluted). Income was higher due to a 5.1 percent increase in net interest income and a 10.4 percent increase in noninterest income driven both by increases in fee-based revenue as well as net gains on the sales and closures of branches and employee benefit accounts. These revenue increases were offset by a 2.3 percent increase in noninterest expense and a higher effective tax rate in 2005, as compared to 2004.

"2005 was a year of growth and improved financial performance for our company," said Mariner Kemper, Chairman and Chief Executive Officer, UMB Financial Corporation. "The 31.5 percent increase in earnings was driven by loan growth, improvements to noninterest income and modest growth in noninterest expense. 2006 will be a year in which we will continue to make investments to position our company for continued growth. Key investments will be made in people, technology and our distribution network."

For the year ended December 31, 2005 net interest income increased 5.1 percent to $188.3 million, compared to $179.1 million in 2004, due primarily to higher loan balances and improved yields. Total loans, as of December 31, 2005, increased 18.3 percent from December 31, 2004. Loan interest income was up $40.6 million for the year ended December 31, 2005, or 29.8 percent, compared to 2004. Securities income was up $11.9 million for the 2005 calendar year, or 14.3 percent, compared to 2004. The net interest margin was 3.16 percent for the year ended 2005, compared to 3.10 percent for the same period in 2004.

Noninterest income increased $23.8 million for the year ended December 31, 2005, compared to 2004. The increase was primarily due to higher trust and securities processing fees, higher service charges on deposits, net gains on the sales and closures of branches in 2005 and the sale of the employee benefit accounts. Trust and securities processing fees increased primarily due to the 11.3 percent increase in assets under management during 2005. Service charges on deposits increased primarily due to an overdraft protection program implemented in the second half of 2004 and higher per item fees implemented in the second half of 2005. Net gain on the sales and closures of branches was $9.2 million in 2005, as compared to $2.2 million in 2004. Gain on the sale of employee benefit accounts was $3.6 million in 2005, as compared to $1.2 million in 2004.

Noninterest expense increased $8.0 million for the year ended December 31, 2005, compared to the same period in 2004. This increase was primarily due to a $4.4 million charge, or 55 percent of the increase in noninterest expense, related to payments under a voluntary separation (early retirement) plan in 2005. The remainder of the increase was primarily due to higher processing fees, bankcard expenses, contributions and overdraft fee charge-offs.

Excluding certain adjustments described above (net gains and losses related to the sales and closures of banking facilities, the sale of employee benefit accounts and charges related to the voluntary separation plan) in both years, 2005 net income would have increased approximately 25.3 percent. A table reconciling GAAP net income for these items for the quarter and year-to-date is included with this release to provide a clear portrayal of year-over-year operating results.

The effective tax rate was 26.2 percent for 2005, compared to 17.2 percent for 2004. The increase in effective tax rate was a result of a $1.9 million reduction in rehabilitation tax credits from 2004 and net tax-exempt income representing a smaller percentage of total income. In 2005, net tax-exempt income represented approximately 25 percent of pre-tax income as compared to 36.7 percent of pre-tax income in 2004. This had a 4.1 percent impact on the effective tax rate in 2005 as compared to 2004.

For the year ended December 31, 2005, average loan balances increased $350 million, or 12.6 percent to $3.13 billion, compared to $2.78 billion for the same period in 2004. As of December 31, 2005, UMB had total shareholders' equity of $833 million, compared to $819 million at December 31, 2004.

The quality of the company's loan portfolio remained high as nonperforming loans at December 31, 2005 totaled $10.3 million, compared to $12.8 million a year earlier. As a percentage of total loans, nonperforming loans decreased to 0.30 percent of loans as of December 31, 2005, compared to 0.45 percent of loans as of December 31, 2004. Nonperforming loans are defined as nonaccrual loans and loans more than 90 days past due. The company's allowance for loan losses totaled $40.8 million, or 1.20 percent of total loans as of December 31, 2005, compared to $42.7 million, or 1.49 percent of total loans, as of December 31, 2004.

Fourth-Quarter Results

Earnings for the three months ended December 31, 2005 were $15.0 million, or $0.70 per share ($0.69 diluted). This was an increase of $3.3 million, or 28.3 percent, compared to the prior-year fourth-quarter earnings of $11.7 million, or $0.54 per share ($0.54 diluted).

"In the fourth quarter we continued to gain momentum in our fee businesses. Our Scout mutual funds benefited from record net flows of $263 million in the fourth quarter and $842 million for the year, more than twice the $305 million of net flows registered in 2004. Additionally, we saw improvements in our mutual fund and hedge fund servicing business, and benefited from re-pricing our treasury management and consumer business," said Peter deSilva, President and Chief Operating Officer. "In 2005, we established the foundation for UMB as one of the top card and account solutions for Health Savings Accounts (HSAs) and Flexible Spending Accounts (FSAs), and we crossed the threshold of more than $35 million in health savings account deposits."

Net interest income for the three months ended December 31, 2005 increased $3.3 million, or 7.3 percent, compared to same period in 2004, due primarily to higher loan balances and yields. Net interest margin was 3.12 percent for the three months ended December 31, 2005, compared to 3.02 percent for the same period in 2004.

Noninterest income increased $4.4 million, or 7.8 percent, for the three months ended December 31, 2005, compared to the same period in 2004. The increase was driven primarily by increases in fee-based services, including trust and securities processing, service charges and bankcard fees.

Noninterest expense was relatively flat for the three months ended December 31, 2005, compared to the same period in 2004. Decreases in salary and marketing expenses were offset by increases in occupancy expense, processing fees and other expense. Other expense was higher due to increases in bankcard expenses, overdraft fee charge-offs and other operating losses.

For the three months ended December 31, 2005, average loan balances increased $485 million, or 17.1 percent to $3.33 billion, compared to $2.85 billion for the same period in 2004.

The company declared its regular quarterly dividend of $0.25 per share to be paid on April 3, 2006, to shareholders of record at of the close of business on March 13, 2006.

The company plans to host a conference call to discuss its fourth quarter results on January 25, 2006, at 4 p.m. (CST). Interested parties may access the call by dialing U.S. (toll-free) 877-407-8031 or access the following Web link to the live call: www.vcall.com/CEPage.asp?ID=99067 or visit umb.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that material changes in interest rates, the equity markets, general economic conditions as they relate to the company's loan and fee-based customers, competition in the financial services industry, and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude significant gains and losses relating to the sales and closures of banking facilities, the sale of employee benefits accounts and the voluntary separation plan. Financial measures which exclude those items have not been determined in accordance with generally accepted accounting principles and are therefore "non-GAAP" financial measures. Management of UMB believes that investors' understanding of the company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Table provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers. Its banking subsidiaries own and operate 140 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance. UMB was named one of Business Week's "Web Smart 50" companies in 2005.

###
UMB Financial Corporation
Non-GAAP Reconciliation Schedule
(unaudited, dollars in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three months ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net interest income after provision	$ 45,333	$ 44,930	$ 182,515	$ 173,734
Noninterest income	60,906	56,516	251,873	228,103
Noninterest expense	86,906	87,689	358,069	350,102
Income tax provision	4,378	2,098	20,001	8,896

Net Income per GAAP income statement	$ 14,955	$ 11,659	$ 56,318	$ 42,839

Adjustments
Noninterest income
Other gains, net on sales and closures of banking facilities	$ (465)	$ (333)	$ (9,237)	$ (2,185)
Gains on sale of employee benefit accounts	-	(476)	(3,600)	(1,240)
Noninterest expense
VSP	-	-	4,400	-

Total adjustments pre-tax	(465)	(809)	(8,437)	(3,425)
Less: Income taxes	(167)	(291)	(3,037)	(1,233)

After Tax Adjustments to GAAP	(298)	(518)	(5,400)	(2,192)

Adjusted Net Income	$ 14,657	$ 11,141	$ 50,918	$ 40,647

The above table presents the variation in net income on an as reported (GAAP) basis and excluding certain gains and losses related to the sales and closures of banking facilities, the sale of employee benefit accounts and charges related to the voluntary separation plan. The press release includes commentary that compares such GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS		UMB Financial Corporation
(all dollars in thousands) (unaudited)
	December 31,
Assets	2005	2004
Loans:
Commercial, financial and agricultural	$1,497,496	$1,204,628
Real estate construction	47,403	27,205
Consumer (net of unearned interest)	987,770	947,105
Real estate	835,207	661,104
Leases	6,068	5,154
Allowance for loan losses	(40,825)	(42,723)
Net loans	3,333,119	2,802,473
Loans held for sale	19,460	24,028
Securities available for sale:
U.S. Treasury and agencies	2,723,718	3,135,997
State and political subdivisions	614,505	452,907
Commercial paper and other	-	-
Total securities available for sale	3,338,223	3,588,904
Securities held to maturity:
State and political subdivisions	67,037	166,065
Federal Reserve Bank stock and other	13,260	9,042
Federal funds and resell agreements	426,578	293,599
Interest bearing due from banks	1,834	1,834
Trading securities	58,488	59,920
Total earning assets	7,257,999	6,945,865
Cash and due from banks	599,580	497,427
Bank premises and equipment, net	236,038	226,239
Accrued income	51,848	36,584
Goodwill on purchased affiliates	59,727	59,115
Other intangibles	4,078	4,859
Other assets	38,519	34,917
Total assets	$8,247,789	$7,805,006

Liabilities
Deposits:
Noninterest - bearing demand	$2,051,922	$1,993,281
Interest - bearing demand and savings	2,654,637	2,438,419
Time deposits under $100,000	713,249	630,988
Time deposits of $100,000 or more	501,014	325,550
Total deposits	5,920,822	5,388,238
Federal funds and repurchase agreements	1,360,942	1,506,000
Short-term debt	35,091	39,426
Long-term debt	38,471	21,051
Accrued expenses and taxes	39,247	21,530
Other liabilities	19,753	9,579
Total liabilities	7,414,326	6,985,824

Shareholders' Equity
Common stock	27,528	27,528
Capital surplus	728,108	726,595
Unearned compensation	(1,904)	-
Retained earnings	342,675	305,986
Accumulated other comprehensive income (loss)	(21,550)	(10,619)
Treasury stock	(241,394)	(230,308)
Total shareholders' equity	833,463	819,182
Total liabilities and shareholders' equity	$8,247,789	$7,805,006

Consolidated Statements of Income				UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
Interest Income	2005	2004	2005	2004
Loans	$48,116	$36,297	$176,842	$136,285
Securities:
Taxable Interest	18,165	15,081	64,807	57,746
Tax-exempt interest	5,538	4,533	19,996	18,923
Total securities income	23,703	19,614	84,803	76,669
Federal funds and resell agreements	2,923	1,681	7,980	4,389
Trading securities and other	552	561	2,286	2,111
Total interest income	75,294	58,153	271,911	219,454

Interest Expense
Deposits	17,619	8,130	52,099	27,059
Federal funds and repurchase agreements	8,962	4,799	29,371	12,163
Short-term debt	135	76	418	185
Long-term debt	424	268	1,733	943
Total interest expense	27,140	13,273	83,621	40,350
Net interest income	48,154	44,880	188,290	179,104
Provision for loan losses	2,821	(50)	5,775	5,370
Net interest income after provision for loan losses	45,333	44,930	182,515	173,734

Noninterest Income
Trust and securities processing	21,373	19,846	82,430	75,742
Trading and investment banking	4,724	4,233	18,240	17,915
Service charges on deposits	19,210	17,766	79,420	73,533
Insurance fees and commisions	746	646	3,326	3,487
Brokerage fees	1,358	1,689	5,933	7,731
Bankcard fees	8,657	7,995	33,362	31,435
Gains on sales of assets and deposits, net	465	333	9,237	2,185
Gain on sale of employee benefit accounts	-	476	3,600	1,240
Gains (loss) on sales of securities available for sale	(2)	-	(225)	141
Other	4,375	3,532	16,550	14,694
Total noninterest income	60,906	56,516	251,873	228,103

Noninterest Expense
Salaries and employee benefits	41,966	45,282	190,197	189,876
Occupancy, net	6,740	6,589	26,468	26,131
Equipment	11,188	10,603	44,031	43,422
Supplies, postage and telephone	5,289	5,577	21,808	22,268
Marketing and business development	3,269	4,026	13,309	15,306
Processing fees	6,274	5,859	23,594	21,372
Legal and consulting	2,965	2,743	8,577	8,825
Bankcard	3,381	2,600	11,608	9,116
Amortization of other intangibles	183	185	740	742
Other	5,651	4,225	17,737	13,044
Total noninterest expense	86,906	87,689	358,069	350,102

Income before income taxes	19,333	13,757	76,319	51,735
Income tax provision	4,378	2,098	20,001	8,896
Net income	$14,955	$11,659	$56,318	$42,839
Per Share Data
Net income- Basic	$0.70	$0.54	$2.61	$1.98
Net income- Diluted	0.69	0.54	2.60	1.97
Dividends	0.25	0.22	0.91	0.85
Weighted average shares outstanding	21,482,451	21,648,264	21,554,768	21,668,749
Consolidated Statements of
Shareholders' Equity		UMB Financial Corporation
(all dollars in thousands) (unaudited)
					Accum-
					ulated
					Other
			Unearned		Compre-
	Common	Capital	Compen-	Retained	hensive	Treasury
	Stock	Surplus	sation	Earnings	Income	Stock		Total
Balance - January 1, 2004	$27,528	$726,405	$-	$281,556	$3,183	$(226,749)	$	$ 811,923
Comprehensive income
Net income	-	-		42,839	-	-		42,839
Other Comprehensive income, change in unrealized gains (losses) on securities of ($21,958) reclassification adjustment (gains)/ losses included in net income of $141 net of tax $51	-	-		-	(13,802)	-		(13,802)
Total comprehensive income								29,037
Cash dividends ($0.85 per share)	-	-		(18,409)	-	-		(18,409)
Purchase of treasury stock	-	-		-	-	(4,411)		(4,411)
Sale of treasury stock	-	30		-	-	45		75
Exercise of stock options	-	160		-	-	807		967
Balance - December 31, 2004	$27,528	$726,595	$-	$305,986	$(10,619)	$(230,308)		$819,182

Balance - January 1, 2005	$27,528	$726,595	$-	$305,986	$(10,619)	$(230,308)		$819,182
Comprehensive income
Net income	-	-		56,318	-	-		56,318
Other Comprehensive income, change in unrealized gains (losses) on securities of $(17,344) net of tax of $6,556 reclassification adjustment included in net income of $(225) net of tax $82	-	-		-	(10,931)	-		(10,931)
Total comprehensive income								45,387
Cash dividends ($0.91 per share)	-	-		(19,629)	-	-		(19,629)
Purchase of treasury stock	-	-		-	-	(13,194)		(13,194)
Issuance of restricted stock		1,140	(2,326)			1,186		-
Recognition of restricted stock
compensation	-	-	422					422
Sale of treasury stock	-	185		-	-	168		353
Exercise of stock options	-	188		-	-	754		942
Balance - December 31, 2005	$27,528	$728,108	$(1,904)	$342,675	$(21,550)	$(241,394)		$833,463

Average Balances / Yields and Rates		UMB Financial Corporation
(tax - equivalent basis)
(all dollars in thousands)(unaudited)	Year Ended December 31,
	2005		2004
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,130,813	5.66%	$2,781,084	4.91%
Securities:
Taxable	2,230,559	2.91	2,351,227	2.46
Tax-exempt	629,576	4.72	615,176	4.67
Total securities	2,860,135	3.30	2,966,403	2.91
Federal funds and resell agreements	228,177	3.50	280,305	1.57
Other earning assets	60,144	3.91	69,163	3.15
Total earning assets	6,279,269	4.49	6,096,955	3.76
Allowance for loan losses	(40,506)		(44,303)
Other assets	855,556		875,277
Total assets	$7,094,319		$6,927,929

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,248,695	1.60%	$3,110,432	0.87%
Federal funds and repurchase agreements	1,029,063	2.85	1,050,891	1.16
Borrowed funds	49,368	4.36	36,052	3.13
Total interest-bearing liabilities	4,327,126	1.93	4,197,375	0.96
Noninterest-bearing demand deposits	1,887,273		1,865,605
Other liabilities	50,508		43,393
Shareholders' equity	829,412		821,556
Total liabilities and shareholders' equity	$7,094,319		$6,927,929
Net interest spread		2.56%		2.80%
Net interest margin		3.16		3.10

	Three Months Ended December 31,
	2005		2004
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,330,371	5.74%	$2,845,004	5.08%
Securities:
Taxable	2,145,292	3.36	2,394,293	2.51
Tax-exempt	658,227	4.92	603,574	4.49
Total securities	2,803,519	3.73	2,997,867	2.91
Federal funds and resell agreements	270,372	4.29	315,003	2.12
Other earning assets	55,186	4.13	68,949	3.35
Total earning assets	6,459,448	4.79	6,226,823	3.86
Allowance for loan losses	(40,163)		(44,302)
Other assets	863,063		862,149
Total assets	$7,282,348		$7,044,670

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,446,028	2.03%	$3,145,352	1.03%
Federal funds and repurchase agreements	994,165	3.58	1,126,110	1.70
Borrowed funds	53,456	4.15	38,507	3.55
Total interest-bearing liabilities	4,493,649	2.40	4,309,969	1.23
Noninterest-bearing demand deposits	1,889,964		1,874,220
Other liabilities	65,224		34,059
Shareholders' equity	833,511		826,422
Total liabilities and shareholders' equity	$7,282,348		$7,044,670
Net interest spread		2.39%		2.64%
Net interest margin		3.12		3.02

FOURTH QUARTER 2005
FINANCIAL HIGHLIGHTS		UMB Financial Corporation
(all dollars in thousands, except per share data) (unaudited)

Year Ended December 31	2005	2004
Net interest income	$188,290	$179,104
Provision for loan losses	5,775	5,370
Noninterest income	251,873	228,103
Noninterest expense	358,069	350,102
Income before income taxes	76,319	51,735
Net income	56,318	42,839
Net income per share - Basic	2.61	1.98
Net income per share - Diluted	2.60	1.97
Return on average assets	0.79%	0.62%
Return on average equity	6.79%	5.21%

Three Months Ended December 31
Net interest income	$48,154	$44,880
Provision for loan losses	2,821	(50)
Noninterest income	60,906	56,516
Noninterest expense	86,906	87,689
Income before income taxes	19,333	13,757
Net income	14,955	11,659
Net income per share - Basic	0.70	0.54
Net income per share - Diluted	0.69	0.54
Return on average assets	0.81%	0.66%
Return on average equity	7.12%	5.61%

At December 31
Assets	$8,247,789	$7,805,006
Loans, net of unearned interest	3,393,404	2,869,224
Securities	3,418,520	3,764,011
Deposits	5,920,822	5,388,238
Shareholders' equity	833,463	819,182
Book value per share	38.78	37.85
Market price per share	63.91	56.66
Equity to assets	10.11%	10.50%
Allowance for loan losses	$40,825	$42,723
As a % of loans	1.20%	1.49%
Nonaccrual and restructured loans	$5,439	$9,752
As a % of loans	0.16%	0.34%
Loans over 90 days past due	$4,829	$3,029
As a % of loans	0.14%	0.11%
Other real estate owned	$-	$-

Common shares outstanding	21,490,561	21,641,053

Average Balances
Year Ended December 31
Assets	$7,094,319	$6,927,929
Loans, net of unearned interest	3,130,813	2,781,084
Securities	2,860,135	2,966,403
Deposits	5,135,968	4,976,037
Shareholders' equity	829,412	821,556

Selected Financial Data
of Affiliate Banks				UMB Financial Corporation
(all dollars in thousands)(unaudited)	December 31, 2005
		Loans
		Net of
	Total	Unearned	Total	Shareholder's
Missouri	Assets	Interest	Deposits	Equity
UMB Bank, n.a.	$7,094,548	$2,855,008	$5,157,828	$549,325
UMB Bank Warsaw, N.A.	81,642	29,708	56,326	5,687

Colorado
UMB Bank Colorado, n. a.	521,345	295,899	417,349	37,012

Kansas
UMB National Bank of America	600,412	184,936	441,808	76,423

Arizona
UMB Bank Arizona, n. a.	17,999	16,030	1,849	9,861

Banking - Related Subsidiaries
UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Scout Brokerage Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.